Exhibit 10.5

FORM OF 8% DEMAND NOTE MADE TO EACH OF WORLD ASSET MANAGEMENT, INC. AND MICHEL G. LAPORTE

PROMISSORY NOTE

Dated:

          FOR VALUE RECEIVED, the undersigned, Methes Energies Canada Inc., a corporation organized under the laws of Ontario (“Borrower”), hereby promises to pay to the order of _________ (“Lender”), the principal sum of ____________ Dollars US ($_______), (the “Note”) which Lender has funded to Borrower (the “Loan”) from the date hereof until payment in full at the rates and in the manner described herein. Payments shall be made in immediately available United States dollar funds on the day of payment.

This Note along with its interest shall be due and payable on demand (the “Maturity Date”). On the Maturity Date, the principal of this Note and all accrued and unpaid interest thereon shall be paid to the Lender.

          1. The Note shall bear interest at the rate of 8 % per annum “Interest Rate” and shall commence accruing on the first day after the date hereof on the principal amount of the Loan and thereafter until full payment.

          2. All notices, demands, approvals and other communications provided for herein shall be in writing and may be delivered by personal delivery, by prepaid overnight courier service or by facsimile, addressed to the intended recipient at the address specified below, or at such other address as my be specified in a written notice delivered by registered mail or courier. Any notice shall be deemed delivered upon actual receipt by the party to whom it is address after personal delivery or by registered mail or courier on the date on which a signed delivery receipt is given.

To the Borrower:

Methes Energies Canada Inc.
4170 Sladeview Crescent (Unit 5)
Mississauga, Ontario L5L 0A1
FAX: (866) 276-9589

To the Lender:

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          3. Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and agrees to perform and comply with each of the terms, covenants and provisions contained in this Note on the part of Borrower to be observed or performed. No release of any security for the principal sum due under this Note or extension of time for payment of this Note, or any installment hereof, shall release, discharge, modify, change or affect the liability of Borrower under this Note.

          4. The terms of this Note shall be governed and construed under the laws of the Province of Ontario. Borrower hereby agrees that, in the event Borrower breaches its obligations hereunder, any court located in the Province of Ontario shall have jurisdiction to hear any suit, action or proceeding brought by Lender arising out of or in connection with such breach. Borrower hereby acknowledges and irrevocably consents and submits to the jurisdiction of such courts in any such suit, action or proceeding.

          5. Time is of the essence with respect to every provision hereof. This Note shall inure to the benefit of Lender, its successors, heirs, and representatives and shall binding on Borrower and its successors, heirs, and representatives.

          6. This Note may not be modified or terminated orally but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought until paid in full.

          IN WITNESS WHEREOF, this Note has been duly executed by the Borrower as of the ____ day of _____.

Methes Energies Canada Inc.

Witness
Name: